                              SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              PRIMA ENERGY CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                                   Not Applicable
  -----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5)  Total Fee Paid:
     ---------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by the Exchange Act Rule 0- 11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration No.:
     ---------------------------------------------------------------------------
     (3)  Filing Party:
     ---------------------------------------------------------------------------
     (4)  Date Filed:
     ---------------------------------------------------------------------------

                              PRIMA ENERGY CORPORATION

                              1801 BROADWAY, SUITE 500
                              DENVER, COLORADO  80202
                                   (303) 297-2100

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 19, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Prima Energy Corporation, a Delaware corporation, will be convened at 3:30 p.m., Mountain Daylight Time, on Wednesday, May 19, 1999, in the Hershner Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, for the following purposes:

     1. To elect two directors, as the Class II directors, for the term expiring in 2002 or until their successors shall be elected and qualified;

     2. To vote upon a proposal to approve the adoption of the Prima Energy Corporation Non-Employee Directors' Stock Option Plan;

     3. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of Prima Energy Corporation, for fiscal 1999; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the Meeting.

     Stockholders are cordially invited to attend the meeting in person.
Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the enclosed envelope. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person. Your vote is important.



                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        SANDRA J. IRLANDO
                                        Secretary



Denver, Colorado
April 22, 1999

                                   PROXY STATEMENT

                               PRIMA ENERGY CORPORATION
                               1801 BROADWAY, SUITE 500
                               DENVER, COLORADO  80202
                                    (303) 297-2100

                            ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 19, 1999


                                       GENERAL

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Prima Energy Corporation (hereinafter "the Company" or "Prima"), Suite 500, 1801 Broadway, Denver, Colorado 80202, to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Hershner Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, on Wednesday, May 19, 1999, at 3:30 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card were sent to stockholders on or about April 22, 1999.

     All expenses for soliciting Proxies, including clerical work, printing and postage, will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending Proxy materials to principals and obtaining their Proxies. In addition to solicitations by mail, officers, directors and employees of the Company may solicit Proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services.

     Shares represented by a properly executed Proxy will be voted at the Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted as recommended by the Board of Directors. A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

     The only matters that management intends to present at the Meeting are the three matters referenced in subparagraphs (i) through (iii) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.


                                  QUORUM AND VOTING

     Only stockholders of record at the close of business on April 16, 1999 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 5,677,424 shares of the Company's $0.015 par value common stock ("Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock.

     A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Certificate of Incorporation, if a quorum is present at the Meeting, the nominees for election as Class II directors who receive the greatest number of votes cast at the Meeting by the shares present in person or by Proxy and entitled to vote shall be elected as the Class II directors. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1999. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the subject matter is required to approve the adoption of the Prima Energy Corporation Non-Employee Directors' Stock Option Plan. In the election of the Class II directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposals 2 or 3 on the Proxy Card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval, while broker nonvotes on any such matter will not be considered "shares present" for voting purposes. At the 1997 and 1998 Annual Meeting of Stockholders, approximately 83% and 76% respectively of the then outstanding shares of the Company's Common Stock were present in person or by Proxy.


BENEFICIAL OWNERSHIP OF PRIMA'S COMMON STOCK

     The following table sets forth, as of March 31, 1999, the beneficial ownership of Prima's Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5% of the outstanding Common Stock,
(ii) the nominees as Class II directors and each of the directors of Prima,
(iii) the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) the nominees and all directors and executive officers as a group.


                                                       Amount and Nature
Name and Address                                        of Beneficial                Percent
of Beneficial Owner                                       Ownership (1) (2)          of Class
-------------------                                    --------------------          --------
Richard H. Lewis . . . . . . . . . . . . . . . . . .        908,513     (3)          15.51%
1801 Broadway, Suite 500
Denver, Colorado 80202

Robert E. Childress. . . . . . . . . . . . . . . . .        148,034     (4)           2.61
7505 Margarita Place
Colorado Springs, Colorado 80202

Douglas J. Guion . . . . . . . . . . . . . . . . . .         92,027                   1.62
1299 Gilpin Street, Unit 14E
Denver, Colorado 80218

John P. Lockridge. . . . . . . . . . . . . . . . . .        316,405                   5.57
1265 Lisbon Lane
Pebble Beach, California 93953

George L. Seward . . . . . . . . . . . . . . . . . .        185,793     (5)           3.27
2710 County Rd. No. 39
Yuma, Colorado 80759

                                       2

John D. Longwell . . . . . . . . . . . . . . . . . .        101,358     (6)           1.77
1801 Broadway, Suite 500
Denver, Colorado 80202

Robert G. James. . . . . . . . . . . . . . . . . . .        685,913     (7)          12.08
80 Ludlow Drive
Chappaqua, New York 10514

Employee Stock Ownership Trust . . . . . . . . . . .        278,761                   4.91
with Robert E. Childress and
Sandra J. Irlando as Trustees
1801 Broadway, Suite 500
Denver, Colorado 80202

KPM Investment Management, Inc.. . . . . . . . . . .        497,960     (8)           8.77
10250 Regency Circle
Omaha, Nebraska 68114

All directors and executive
officers as a group (12 persons) . . . . . . . . . .      1,934,397     (9)          32.20


(1) Except as stated in the following notes, each person has sole voting and investment powers associated with the shares stated as beneficially owned by him.

(2) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 180,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan (the "Stock Incentive Plan"), 23,563 shares allocated to Mr. Lewis' account in the Employee Stock Ownership Trust (the "ESOT") as a participant in the Employee Stock Ownership Plan (the "ESOP") and 94,750 shares owned by the wife and children of Mr. Lewis. Mr. Lewis disclaims beneficial interest of the shares owned by his wife and children.

(4) Includes 460 unallocated shares held by the ESOT as to which Mr. Childress has shared voting power over by virtue of being a Co-Trustee.

(5) Includes 240 shares owned by the wife of Mr. Seward. Mr. Seward disclaims beneficial ownership of these shares.

(6) Includes 47,000 shares purchasable under stock options granted pursuant to the Stock Incentive Plan, 23,807 shares allocated to Mr. Longwell's account in the ESOT as a participant in the ESOP and 4,996 shares owned by the children of Mr. Longwell. Mr. Longwell disclaims beneficial interest of the shares owned by his children.

(7) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13D and Form 4 filed with the Securities and Exchange Commission.

(8) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1998. KPM Investment Management, Inc. reported sole voting and dispositive power with respect to all shares.

(9) Includes 330,000 shares purchasable under stock options granted pursuant to the Stock Incentive Plan and 102,585 shares allocated to the ESOT accounts of individuals who are officers of Prima.


                            ELECTION OF CLASS II DIRECTORS
                              (PROPOSAL 1 OF PROXY CARD)

     The Company's Certificate of Incorporation and Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. The size of the Board is currently set at five. The Company's Certificate of Incorporation also provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible; each of which classes will serve for three years with one class being elected each year. Currently the number of directors in each of the three classes is one in Class I, two in Class II and two in Class III. The term of the Class II directors expire at the Meeting, the Class III directors at the 2000 Annual Meeting of Stockholders and the Class I director at the 2001 Annual Meeting of Stockholders. The Board of Directors intends to submit two nominees (Robert E. Childress and Douglas J. Guion) at the Meeting as the Class II directors.

     The Company has no nominating or similar committee of its Board of Directors; therefore, it is the recommendation of the Board of Directors that the Board for the coming year, and until their successors have been duly elected and qualified, shall consist of a total of five (5) members. Unless authority is withheld, it is intended that the shares represented by your Proxy will be voted for the election of the nominees (Robert E. Childress and Douglas J. Guion) as the Class II directors. If these nominees are unable to serve for any reason, your Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that the nominees will be unable to serve.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS, ROBERT E. CHILDRESS AND DOUGLAS J. GUION.

     Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                             Positions with                 Period of Service         Class of
Name                            Age            the Company                 as Director or Officer     Director
-----------------------------   ---      ----------------------            ----------------------     --------
Richard H. Lewis . . . . . .     49      Chairman of the Board,              Since April 1980           III (1)
                                         Chief Executive Officer,
                                         President, Treasurer

Robert E. Childress. . . . .     51      Director                            Since October 1988         II  (2)

Douglas J. Guion . . . . . .     50      Director                            Since October 1988         II  (2)

John P. Lockridge. . . . . .     68      Director                            Since May 1980             III (1)

George L. Seward . . . . . .     48      Director                            Since April 1980           I   (3)

(1) Current term expires in 2000
(2) Current term expires in 1999
(3) Current term expires in 2001

     The following includes additional information concerning the Class II nominees for director and each of the director's business experience:

     Mr. Lewis founded Prima in April 1980 and has served as its Chairman of the Board, Chief Executive Officer and Chief Financial Officer since that time. He graduated from the University of Colorado in 1971 with a B.S. degree in Finance and Accounting. From 1971 until 1980, Mr. Lewis was employed as a certified public accountant with Arthur Andersen LLP, an international public accounting firm, serving as an audit manager since 1976. He serves on the Advisory Council to the School of Business at the University of Colorado and is active in various civic and industry organizations. Mr. Lewis is the Chairman of the Board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business.

     Mr. Childress has been a Director of Prima since October 1988.   He served
as Prima's Executive Vice President from October 1988 to April 1993, at which time he resigned as Executive Vice President to devote more time to volunteer activities. Mr. Childress holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He worked for Cities Service Oil Company from 1970 to 1981 in various positions, including Regional Geophysical Manager in Houston and Manager of Planning for Worldwide Operations for the company's
Energy Resource Group in Tulsa.   Mr. Childress joined Golden Buckeye Petroleum
Corporation ("GBPC") in 1981 and served as its President until that company merged with Prima in October 1988.

     Mr. Guion has been a Director of Prima since October 1988. In 1987, Mr. Guion founded Colorado Energy Minerals, Inc., a privately held oil and gas company owned by him and his family. He co-founded GBPC in 1980 and served as its Chairman of the Board until the merger with Prima in 1988. Prior to 1980, Mr. Guion spent 10 years as a co-owner and manager for various geological and geophysical consulting firms and in various other business enterprises, including home building and real estate. Mr. Guion holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He is a Registered Professional Engineer, Registered Geophysicist and Certified Petroleum Geologist.

     Mr. Lockridge has been a Director of Prima since May 1980. He has been engaged in oil, gas and mineral exploration activities since graduation from the Colorado School of Mines with a degree in Geological Engineering in 1952. From 1952 to 1968, Mr. Lockridge was employed by Mobil Oil Corporation in various capacities of increasing responsibility, including Rocky Mountain Exploration Manager. From 1968 to 1970, Mr. Lockridge was a Vice President for Koch Exploration Company. Since 1970, Mr. Lockridge has been an independent operator and is the Vice President of Mountain Petroleum Corporation, a privately held oil and gas company. Mr. Lockridge has been involved in many professional industry organizations, including past President of the Rocky Mountain Association of Geologists and past Vice President of the American Association of Petroleum Geologists. He is a recipient of several awards and is an Honorary Member of both the RMAG and the AAPG.

     Mr. Seward has been a Director of Prima since April 1980. He served as Corporate Secretary from 1980 until 1988. He has been engaged in the farming and ranching business since his graduation from Colorado State University with a B.A. degree in 1972. Since 1975, Mr. Seward has owned and operated Seward Land and Cattle Company, a privately held company, as its majority stockholder and President.

OTHER EXECUTIVE OFFICERS

     The following paragraphs set forth certain information concerning executive officers who are not also directors of the Company:

     Michael J. McGuire, age 49, was named Executive Vice President of Exploration in July 1998. He was with Cities Service Oil Company, Exploration and Production Research, from 1973 to 1978 where he worked on exploration projects worldwide. In 1978, he joined Amoco Production Company, where he managed exploration and development projects throughout the Rocky Mountain states and in Africa. From 1986 to 1998 he successfully operated McGuire Geological Consulting, LLC. Mr. McGuire received a B.S. degree in Geology from the University of Nebraska in 1972 and an M.S. degree in Geology from Oklahoma State University in 1975. He has been involved in many professional industry organizations. Mr. McGuire has served as an Associate Editor of the American Association of Petroleum Geologists. He also serves on the Board of Directors for the Potential Gas Committee and has served as Chairman of the Coalbed Methane Committee and Vice President of the Western Region. He is a Certified Petroleum Geologist. Mr. McGuire is currently a member of the Board of Directors for White Crown Federal Credit Union, Denver.

     Michael R. Kennedy, age 38, has been Executive Vice President for Corporate Development since July 1998. Prior to joining Prima, Mr. Kennedy was employed by Ensign Oil & Gas, Inc. from January 1995 to July 1998 in various capacities, including Vice President - Asset Development and Corporate Planning. His experience includes serving as General Manager for Martin Exploration from 1992 to 1994, as well as investment banking with San Diego Securities and various engineering capacities with Sun Exploration & Production Company. Mr. Kennedy received a B.S. degree in Petroleum Engineering from Colorado School of Mines, an M.S. degree in Petroleum Engineering from USC, an MBA from Pepperdine University and completed doctoral studies (ABD) in Applied Mineral Economics from Colorado School of Mines.

     John D. Longwell, age 44, has been Senior Vice President of Operations since June 1993. He was Vice President of Operations from March 1990 to June 1993. Mr. Longwell served as Operations Manager for GBPC and subsequently for Prima from 1984 to March 1990. Previously, Mr. Longwell worked in various engineering capacities for Texaco, Superior Oil and Dome Petroleum. Mr. Longwell has also served as President of Action Oilfield Services, Inc. (a wholly owned subsidiary) since 1986. Mr. Longwell has been a Director of the Colorado Oil and Gas Association since 1985, was Vice President for 1994 and served as Association President for 1995. Mr. Longwell is a 22-year veteran in the oil and gas industry and received a B.S. degree in Mechanical Engineering from Syracuse University in 1976.

     John H. Carpenter, age 43, has been Vice President of Marketing since April 1994. Mr. Carpenter has 18 years experience in the oil and gas industry, primarily in the marketing, sales and trading of natural gas. Prior to joining Prima, Mr. Carpenter was the Vice President of Barrett Fuels Corporation, a natural gas trading subsidiary of Barrett Resources Corporation, for four years. He also assisted in the initiation of natural gas trading activities for the Public Service Company of Colorado in its wholly owned subsidiary, Fuel Resources Development Co., where he worked for eight years and was its Manager of Marketing. Mr. Carpenter is a former Director of the Rocky Mountain Natural Gas Association and volunteer in the Mile High United Way Executive Loan Program. He received a B.A. degree in Journalism and Master of Science in Administration degree from the University of Denver.

     Michael K. Decker, age 44, has been Vice President of Exploitation since June 1993. Mr. Decker joined Prima in 1990 as Exploitation Manager, responsible for geological engineering and reservoir engineering operations. Mr. Decker spent the first eleven years of his career with Tenneco Oil Exploration and Production Company, working both onshore and offshore domestic properties. Upon the sale of Tenneco, Mr. Decker joined Bonneville Fuels Corporation and was responsible for evaluating acquisitions and prospects in the United States and Canada. Mr. Decker is also an active member of the Potential Gas Committee ("PGC"). He is currently the President of the Committee and is on the PGC Board of Directors. Mr. Decker received a B.S. degree in Geological Engineering from the Colorado School of Mines in 1977.

     Sandra J. Irlando, age 47, has been Vice President of Accounting since June 1993 and Corporate Secretary since June 1994. Ms. Irlando has been Controller of Prima since 1988. She joined GBPC in 1985 as Tax Manager and became its Controller in 1987. Prior to joining GBPC, Ms. Irlando worked as a certified public accountant for nine years. She received a B.S.B.A. degree in Accounting from the University of Denver in 1975.

     G. Walter Lunsford, age 47, has been Vice President of Land since June 1993. He served as Secretary from October 1988 to June 1994 and was Land Manager of Prima from October 1988 to June 1993. He served as Secretary and Land Manager for GBPC from 1982 until the merger with Prima in 1988. Mr. Lunsford received a B.S. degree from Indiana University and is a Registered Professional Landman and member of the American Association of Professional Landmen.

     The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There are no other arrangements or understandings between any of the directors or officers and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer.

     No family relationship exists between the nominees for Class II director or any of the directors and executive officers of the Company with the exception of Mr. Lunsford, who is the brother-in-law of Mr. Guion. In addition, neither the nominees for Class II director nor any of the directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 7 meetings during the year ended December 31, 1998. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the meetings of the Committees described below of which each respective director is a member.

     The audit committee of the Board of Directors consists of Messrs. Lockridge and Seward. Its functions include recommending to the Board of Directors the independent auditors to be employed, discussing the scope of the independent auditors' examinations, reviewing the financial statements and independent auditors' report, soliciting recommendations from the independent auditors regarding internal controls and other matters, establishing guidelines for the Board of Directors review of related party transactions for potential conflicts of interest, making recommendations to the Board of Directors and other related tasks as requested by the Board of Directors. During the year ended December 31, 1998, the committee met formally one time.

     The compensation committee of the Board of Directors consists of Messrs. Childress, Guion, Lockridge and Seward. The committee has the authority to establish policies concerning compensation and employee benefits for all employees of the Company. The committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for certain executive officers. During the year ended December 31, 1998, the committee met formally four times.

     At present, the Company has no nominating, executive or similar committees.

DIRECTOR COMPENSATION

     Effective May 1998, non-employee directors receive an annual retainer, payable quarterly, of $10,000. In addition, non-employee directors receive $1,000 per Board meeting attended. This excludes meetings of committees and telephone meetings. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board activities. Each non-employee director received $12,500 in director's fees during 1998.

     Subject to approval at this Meeting, each non-employee director will be granted a stock option to purchase 10,000 shares of the Company's Common Stock, such grant effective September 18, 1998. On each subsequent anniversary date, each non-employee director will receive an additional stock option to purchase 2,500 shares of Common Stock. The exercise price is the fair market value on the date of grant. The options expire in ten years if not exercised, and vest 20% per year over five years.


                               EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years ended December 31, to its Chief Executive Officer and Senior Vice President of Operations, the only two executive officers whose salary and bonus exceeded $100,000 for the last fiscal year for services in their capacity as such.

                             SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                                          ------------
                                                                                             Awards
                                                                                          ------------
                                                                                           Securities          All Other
   Name and                                                  Annual Compensation           Underlying        Compensation
                                                             --------------------
   Principal Position                    Year               Salary              Bonus      Options (#)           (1)
---------------------------------     -----------       -------------      -------------  -------------      ------------
Richard H. Lewis . . . . . . . .         1998            $260,000          $  -   (2)         100,000        $  8,000
  Chief Executive                        1997             210,000             100,000               0           7,500
  Officer, President,                    1996             188,750             100,000               0           7,500
  and Treasurer

John D. Longwell . . . . . . . .         1998            $111,467          $  -   (2)               0        $  6,143
  Senior Vice President                  1997             103,330              12,500               0           6,327
  of Operations                          1996              96,932              25,000               0           5,200

(1) Amounts consist of allocations during each of the years under Prima's Employee Stock Ownership Plan ("Plan"). The Plan is qualified under
     Section 401(a) of the Internal Revenue Code of 1986, as amended, and is for the benefit of all eligible employees of the Company. Allocations to participants are made annually as of the last day of the Plan year, September 30, and are allocated among the participants in proportion to their compensation for the Plan year. Contributions to the Plan are payable at a minimum rate of 5% of eligible salaries (consisting of salary, bonus, and, in the case of certain non-officer employees, overtime). Through the Plan year ended September 30, 1993, the Plan provided for contributions to be made quarterly and to be used to purchase Prima Common Stock on the open market. Effective October 1, 1993, the Plan was amended to allow fully vested employees the option to direct the Plan Trustees to diversify a portion of their Plan investments by selling a limited percent of Prima Common Stock each year and investing the proceeds in various investment options. Plan participants become fully vested in the Plan after six years of service to the Company. Mr. Lewis and Mr. Longwell are fully vested in the Plan.

(2) A bonus for 1998 will be paid to employees of Prima, including Messrs. Lewis and Longwell. However, the amount of the bonus to be paid to the various individuals has not been determined.

OPTION GRANTS IN 1998

     The table below shows information regarding the grant of non-qualified stock options made to the named executive officer under the Prima Energy Corporation 1993 Stock Incentive Plan ("Stock Incentive Plan"). The amounts shown for the named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten year term of the options, which would result in stock prices of approximately $24.43 and $38.91, respectively. No gain to the optionee is possible without an increase in stock price, which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                           Individual Grants (1)                                     Potential Realizable
                              -----------------------------------------------------------------
                                            Percent of                                                 Value at Assumed
                                           Total Options                                             Annual Rates of Stock
                                            Granted to          Exercise                               Price Appreciation
                              Options        Employees            Price                                  For Option Term
                                                                                                  ---------------------------
                              Granted        in Fiscal             Per          Expiration         If Stock         If Stock
                                (#)             1998              Share            Date              at 5%            at 10%
                              -------      -------------        --------        ----------        ----------       ----------
Richard H. Lewis . . . . .    100,000          57.80%            $15.00           9/18/08           $943,342       $2,390,614


(1) The options were granted at an exercise price equal to the closing price of the Common Stock on the date of grant and vest at a rate of 20% per year beginning September 18, 1999. Upon a Change of Control of the Company, as defined in the Stock Incentive Plan, all options granted under the Plan would become exercisable in full. Options granted are non-transferable except by will or the laws of descent and distribution, may be exercised during the grantee's lifetime only by the grantee and must be exercised no later than ten years from the date of grant. The options expire if not exercised, in most cases, within twelve months of the grantees death or total and permanent disability, on the effective date of termination of employment or, with the discretion of the Compensation Committee, within three months after normal or early retirement and are subject to certain other conditions.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1998 by the Company's Chief Executive Officer and Senior Vice President of Operations and the fiscal year-end value of unexercised options held by each of them.

                          AGGREGATED OPTION/SAR EXERCISES
                          FOR YEAR ENDED DECEMBER 31, 1998
                           AND YEAR-END OPTION/SAR VALUES


                                                                                                  Value of Unexercised
                            Shares          Value            Number of Unexercised               In-The-Money Options at
                         Acquired on      Realized        Options at Year End (#) (1)               Year End ($) (2)
                                                       -----------------------------------  ----------------------------------
Name                     Exercise (#)        ($)        Exercisable      Unexercisable       Exercisable     Unexercisable
-----------------------  --------------  ------------  --------------  -------------------  -------------- -------------------
Richard H. Lewis                   0             $0         165,000            130,000          $587,438           $83,025
John D. Longwell                   0             $0          44,000              6,000          $159,920           $16,605


(1) The total number of unexercised options held as of December 31, 1998, separated between those options that were exercisable and those options that were not exercisable.

(2) For all unexercised options held as of December 31, 1998, the aggregate dollar value of the excess of the market value of the stock underlying the options over the exercise prices of those options. On December 31, 1998, the closing sale price of the Common Stock was $12.6875 per share. For Mr. Lewis, the exercise price is $8.83 per share for 120,000 shares, all of which were exercisable, $9.92 for 75,000 shares, of which 45,000 were exercisable, and $15.00 per share for 100,000 shares, none of which were exercisable. For Mr. Longwell, the exercise price is $8.83 per share for 35,000 shares, all of which were exercisable and $9.92 for 15,000 shares, of which 9,000 were exercisable. The values are shown separately for those options that are exercisable, and those options that were not yet exercisable.

                                 PERFORMANCE GRAPH

     The following graph shows the changes over the past five year period in the value of $100 invested in: (1) Prima Energy Corporation Common Stock; (2) the NASDAQ Market Index; and (3) a peer group consisting of all the crude petroleum and natural gas companies with stock trading on the NASDAQ Market within SIC code 1311, consisting of 173 companies. The year-end values of each investment are based on share price appreciation and assume that $100 was invested December 31, 1993 and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


[GRAPH]



                                                  As of December 31,
                              ----------------------------------------------------------
                                1993      1994      1995      1996      1997      1998
                              --------  --------  --------  --------  --------  --------
Prima Energy Corporation      $100.00   $ 80.70   $ 92.98   $160.34   $207.01   $135.56
Peer Group Index . . . .       100.00    104.80    115.26    153.26    155.34    124.43
NASDAQ Market Index. . .       100.00    104.99    136.18    169.23    207.00    291.96

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Childress, Guion, Lockridge and Seward served as members of the Compensation Committee during calendar 1998. None of the committee members were officers or employees of the Company during 1998. No executive officer of the Company serves or served on the compensation committee of another entity during 1998 and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board of Directors of the Company. Messrs. Childress, Guion and Seward have served as officers of the Company at various times prior to 1998. Mr. Guion is the brother-in-law of Mr. Lunsford, Vice President of Land for the Company. See "Certain Relationships and Related Transactions" below for information regarding a transaction in which both the Company and Mr. Lockridge participated.

                            COMPENSATION COMMITTEE REPORT

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

     The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee consists of Messrs. Childress, Guion, Lockridge and Seward, none of whom is an employee of the Company. The Committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company's Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

     At present, the executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and an employee stock ownership plan. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company's industry.

     Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including earnings for the year, return on stockholders' equity and growth in proved oil and natural gas reserves, in determining appropriate levels for bonus awards. The Committee has not yet completed its evaluation for 1998 and, consequently, bonuses for 1998 have not yet been determined.

     Stock options may be granted to key employees, including executive officers of the Company. Such stock based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. Options totaling 173,000 were granted in 1998.

     The compensation of the Chief Executive Officer is largely dependent upon the overall performance of the Company as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. For the year ended December 31, 1998, the base salary of the Chief Executive Officer of the Company, Richard H. Lewis, increased approximately 23.8 percent to $260,000 from $210,000. Cash bonus awards for 1998 have not been determined as of this writing. The Chief Executive Officer's long-term compensation from stock options is also largely dependent upon Company performance. Options to purchase 100,000 shares of Common Stock were granted to Mr. Lewis in 1998.

                  Compensation Committee of the Board of Directors:
                           Robert E. Childress
                           Douglas J. Guion
                           John P. Lockridge
                           George L. Seward


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is a 6% limited partner in a real estate limited partnership that currently owns approximately 22 acres of undeveloped land in Phoenix, Arizona. The land was acquired in 1987 and is held by the partnership for investment and capital appreciation. The Company has invested $256,668 in the partnership from inception. No funds have been invested since 1991. One of the general partners of the partnership is a company controlled by the brother of the Company's president. The Company participated on the same basis as the other limited partners. This transaction was approved by the disinterested members of the Board of Directors.

     Certain of the Company's directors and executive officers have participated, either individually or through entities which they control, in oil and gas prospects or properties in which the Company has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by the Company. In some cases, the interests sold to affiliated and non-affiliated participants were sold on a promoted basis requiring these participants to pay a portion of the Company's costs. Each of the participations by directors and executive officers is believed to have been on terms no less favorable to the Company than it could have obtained from non-affiliated participants. Such participations create interests that may conflict with those of the Company. It is expected that joint participations with the Company will occur from time to time in the future. All participations by the officers and directors have and will continue to be approved by the disinterested members of the Board of Directors and are subject to standard industry operating agreements.

     At any point in time, there are receivables and payables with officers and directors that arise in the ordinary course of business as a result of participations in jointly held oil and gas properties. Amounts due to or from officers and directors resulting from billings of joint interest costs or receipts of production revenues on these properties are handled on terms pursuant to standard industry joint operating agreements which are no more or less favorable than these same transactions with unrelated parties.

     In January 1999, the Company sold all of its interests in its Bonny Field wells, acreage and gathering system for approximately $26 million. The Company, Mr. Lockridge, a director of Prima, and an unrelated third party were working interest owners in the wells at the Bonny Field and joint venturers in Bonny Gathering Company, the joint venture that owned the gathering system. Mr. Lockridge sold his interest in the wells and the joint venture for approximately $19 million at the same time as the Company and the unrelated third party. Mr. Lockridge participated in the original development of the field in 1982 and in the construction and the renovation of the gathering system and continued as a working interest owner and joint venturer until the sale in January 1999.


                 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by the Company or written representations that no Form 5's were required for those persons, the Company believes that, during the year ended December 31, 1998, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

     Mr. Lockridge, a director of Prima, failed to timely file Form 5 for 1998 reporting the gifting of 7,250 shares of common stock. The form was due February 15, 1999 and was filed April 7, 1999. Mr. McGuire, an officer of Prima, failed to timely file one Form 4 reporting the purchase of 400 shares of common stock. The Form 4 was due September 10, 1998 and was filed September 18, 1998. Mr. Longwell, an officer of Prima, failed to timely file one Form 4 reporting the sale of 1,500 shares of common stock. The Form 4 was due June 10, 1998 and was filed March 12, 1999. Mr. James, an owner of more than 10% of the outstanding stock of Prima, failed to timely file three Form 4's during 1998 reporting purchases of Prima common stock. Total shares of 4,868 were purchased. The Forms were all filed within 90 days of their respective due dates.


                       PROPOSAL TO APPROVE THE ADOPTION OF THE
          PRIMA ENERGY CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                              (PROPOSAL 2 ON PROXY CARD)

GENERAL

     The Board of Directors of the Company adopted the Prima Energy Corporation Non-Employee Directors' Stock Option Plan ("Stock Option Plan"), effective September 18, 1998, subject to stockholder approval at this Meeting. The complete text of the Stock Option Plan is set forth as Exhibit "A" to this Proxy Statement. The following discussion summarizes the principal provisions of the Stock Option Plan and is qualified in its entirety by reference to Exhibit "A."

     The Stock Option Plan provides for the granting of nontransferable options to purchase Common Stock ("Stock Options"). Stock Options granted pursuant to the Stock Option Plan shall be nonstatutory Stock Options which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. Under the Stock Option Plan, a total of 100,000 shares of Common Stock are available for Stock Options. The market price of a share of Common Stock on March 31, 1999 was $14.25.

     On September 18, 1998, Stock Options covering a total of 40,000 shares were granted under the Stock Option Plan, 10,000 each to Messrs. Childress, Guion, Lockridge and Seward. No other Stock Options have been granted under the Stock Option Plan.

ELIGIBLE PERSONS

     The Stock Option Plan provides for the granting of Stock Options to Non-Employee Directors of the Company. A Non-Employee Director is a member of the Board of Directors of the Company who is not also an employee or officer of the Company.

STOCK OPTION PROVISIONS

     Upon the effective date of the Stock Option Plan, or if later, upon election to the Board of Directors, each Non-Employee Director shall be granted a Stock Option to purchase 10,000 shares of Common Stock. In addition, each Non-Employee Director shall be granted a Stock Option to purchase 2,500 shares of common Stock effective as of each anniversary date of the effective date of the Stock Option Plan, or if later, the anniversary date of election to the Board of Directors.

     Stock Options shall vest according to the following schedule. Twenty percent shall vest on the first anniversary date the Stock Option is granted. Immediately after each of the succeeding anniversary dates of the date such Stock Option is granted, an additional 20% of the total number of shares of Common Stock subject to such Stock Option shall be vested. Following the fifth anniversary date, 100% of such Stock Options shall be vested.

     The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the fair market value of a share of Common Stock on the date on which the Stock Option is granted. Fair market value, as the Company's Common Stock is currently traded, is defined as the officially quoted closing price on the NASDAQ National Market on the date in question.

     A Stock Option shall become exercisable commencing at the time or times that it vests. A Stock Option shall expire, to the extent not exercised, ten years after the date on which it was granted. Options are exercisable for a period of one year after date of death or total and permanent disability. Options expire three months after the effective date of termination as a director for any reason other than the Option Holder's death or total and permanent disability.

     Upon a Change of Control (as defined in the Stock Option Plan) of the Company, all Stock Options granted under the Stock Option Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each share is to be exchanged and the option price will be increased or decreased proportionately.

     The Board may amend the Stock Option Plan; provided, however, that no amendment may adversely affect the rights and obligations of an outstanding Stock Option. In addition, if stockholder approval for such action is required by any laws or regulations or by the rules and regulations of the National Association of Securities Dealers, Inc., National Market or any other securities exchange on which shares of the Company's Common Stock may be listed, no such action shall, without such approval (i) increase the maximum number of shares subject to Stock Options, (ii) materially increase the benefits to Stock Option holders or (iii) modify the Stock Option Plan's eligibility requirements.

TAX CONSEQUENCES

     Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a Stock Option. At the time of exercise of a Stock Option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee.

REASONS FOR ADOPTION OF PLAN

     The purpose of the plan is to encourage and provide incentives for high level performance by the Non-Employee Directors of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE PRIMA ENERGY CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.


        PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS
                              (PROPOSAL 3 ON PROXY CARD)

     The independent certified public accounting firm of Deloitte & Touche LLP has been engaged by the Company to audit the accounts and financial statements of the Company annually for the periods from its inception, April 11, 1980 through December 31, 1998.

     Although ratification by stockholders of the appointment of Deloitte & Touche LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the appointment.

     It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement if he so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                                   OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Meeting, and it has not been advised that any other person will present any other matters for consideration at the Meeting. Nevertheless, if other matters should properly come before the Meeting, the stockholders present, or the person, if any, authorized by a valid Proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
                   ANNUAL MEETING SCHEDULED TO BE HELD IN MAY, 2000

     Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders scheduled to be held in May 2000, must be received at the offices of the Company, Suite 500, 1801 Broadway, Denver, Colorado 80202, no later than December 20, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.


                 ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1998, enclosed herein for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             SANDRA J. IRLANDO
                                             Secretary

Denver, Colorado
April 22, 1999

                                     EXHIBIT A

                              PRIMA ENERGY CORPORATION
                     NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                     SECTION 1
                                      PURPOSE

     Prima Energy Corporation Non-Employee Directors' Stock Option Plan (the "Plan") provides for the grant of Stock Options to non-employee directors ("Non-Employee Directors") of Prima Energy Corporation (the "Company") in order to encourage and provide incentives for high level performance by the Non-Employee Directors of the Company.

                                     SECTION 2
                            NON-INCENTIVE STOCK OPTIONS

     The Stock Options granted under the Plan shall be nonstatutory stock options which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue code of 1986, as amended (the "Code").

                                     SECTION 3
                                   ADMINISTRATION

     3.1. COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board) or by a committee consisting of one or more employee members of the Board (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee.

     3.2. ACTIONS OF COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determination of Fair Market Value) shall be final and binding upon all Option Holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

                                     SECTION 4
                                    DEFINITIONS

     4.1. "COMMON STOCK." A share of Common Stock means a share of authorized but unissued or reacquired Common Stock, $0.015 par value, of the Company.

     4.2. "FAIR MARKET VALUE." If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and the asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

     4.3. "NON-EMPLOYEE DIRECTOR." A Non-Employee Director is a member of the board of directors of the Company who is not also an employee or officer of the Company.

     4.4. "OPTION HOLDER." An Option Holder is a Non-Employee Director to whom a Stock Option is granted.

     4.5. "STOCK OPTION." A Stock Option is the right granted under the Plan to a Non-Employee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined pursuant to the Plan, the number of shares of Common Stock determined pursuant to the Plan.

                                     SECTION 5
                                   OPTION GRANTS

     5.1. NUMBER OF SHARES. Upon the effective date of this Plan as provided in Section 15 hereof or, if later, upon the initial election or appointment of a Non-Employee Director to the Company's Board of Directors, each Non-Employee Director shall be granted a Stock Option to purchase
     10,000 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) effective as of the effective date of this Plan or, if later, the date such person is first elected or appointed to the Board of Directors. In addition, each Non-Employee Director shall be granted a Stock Option to purchase 2,500 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) effective as of each anniversary date of the effective date of this Plan or, if later, the date such person was first elected or appointed to the Board of Directors, as the case may be.

     5.2. VESTING OF STOCK OPTIONS.  Except as provided in Section 7.2 and
     Section 11, each Stock Option granted under this Plan shall be vested in accordance with the following:

                    (a) twenty percent of the number of shares subject to such Stock Option shall be vested on the first anniversary date the Stock Option is granted; and

                    (b) immediately after each of the succeeding anniversary dates of the date such Stock Option is granted, an additional 20% of the total number of shares of Common Stock subject to such Stock Option shall be vested, so that following the fifth anniversary date, and continuing until the expiration or termination of such Stock Option, such Stock Option may be exercised for up to 100% of the total number of shares included in such Stock Option.

     5.3. PRICE. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date on which the Non-Employee Director is granted the Stock Option.


     5.4. STOCK OPTION AGREEMENT. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to provisions of the Plan.

                                     SECTION 6
                     SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     6.1. MAXIMUM NUMBER. Initially, the maximum number of shares of Common Stock that may be made subject to Stock Options shall be 100,000 authorized but unissued shares of Common Stock. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares again may be made subject to Stock Options.

     6.2. ADJUSTMENTS FOR STOCK SPLIT; STOCK DIVIDEND, ETC. If, at any time subsequent to the effective date of the Plan as provided in Section 15 hereof, the number of shares of Common Stock is increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise):
     (i) there shall automatically be substituted for each share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged; and (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any grants hereunder.

     6.3. DETERMINATION BY THE COMMITTEE. Adjustments under this Section 6 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                     SECTION 7
                             EXERCISE OF STOCK OPTIONS

     7.1. TIME OF EXERCISE. A Stock Option shall become exercisable commencing at the time or times that it vests under Section 5.2 or Section 11. Such times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, ten years after the date on which it was granted.

     7.2. TERMINATION OF DIRECTOR STATUS BEFORE EXERCISE. If an Option Holder's term as a director of the Company shall terminate for any reason other than the Option Holder's death or disability, any Stock Option then held by the Option Holder, to the extent then exercisable under the terms of this Plan and the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond ten years from the date of grant of the Stock Option). If the Option Holder's director status is terminated because the Option Holder dies or becomes disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Option Holder shall become immediately exercisable in full and the application Option Agreement(s) shall remain exercisable after the termination of his directorship for a period of twelve months (but in no event beyond ten years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     7.3. DISPOSITION OF FORFEITED STOCK OPTIONS. Any shares of Common Stock subject to Stock Options forfeited by an Option Holder shall not thereafter be eligible for purchase by the Option Holder but may be made subject to Stock Options granted to other Option Holders.

                                     SECTION 8
                         NO EFFECT UPON SHAREHOLDER RIGHTS

     Nothing in this Plan shall interfere in any way with the right of the shareholders of the Company to remove the Option Holder from the Board of Directors pursuant to applicable state laws and the Company's Certificate of Incorporation and Bylaws.

                                     SECTION 9
                             NO RIGHTS AS A SHAREHOLDER

     Except as expressly provided in this Plan, an Option Holder shall have no rights as a shareholder with respect to any shares of Common Stock subject to a Stock Option prior to the exercise of such Stock Option and the transfer of Common Stock to the Option Holder. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to an Option Holder, or in any other rights of the Option Holder upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to shareholders for which the record date is prior to the date of exercise of the Option Holder's Stock Option.

                                  SECTION 10
                                 ASSIGNABILITY

     No Stock Option granted under this Plan, nor any other rights acquired by an Option Holder under this Plan, shall be assignable or transferable by an Option Holder, other than by will or the laws of descent and distribution. In the event of the Option Holder's death while serving as a director, the Stock Option may be exercised to the extent then exercisable under the applicable Option Agreement by the personal representative of the Option Holder's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Option Holder's will or under the applicable laws of descent and distribution.

                                    SECTION 11
                                 CHANGE IN CONTROL

     11.1. OPTIONS. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall vest and become immediately exercisable in full and remain exercisable under the terms of the applicable Option Agreement(s).

     For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 40% or more of the outstanding voting securities of the Company; or (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 60% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (the "Exchange Act"), shall acquire, other than by reason of inheritance, 40% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

     Notwithstanding the provisions of subparagraph (iv) of this Section 11, "person" as used in that subparagraph shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date this Plan is approved by the Board of Directors.

                                  SECTION 12
                                  AMENDMENT

     The Board may from time to time alter, amend, suspend or discontinue the Plan, including, whether applicable, any modifications or amendment as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that, if shareholder approval for such action is required by any laws or regulations or by the rules and regulations of the National Association of Securities Dealers, Inc., National Market or any other securities exchange on which shares of the Company's Common Stock may be listed, no such action shall, without such approval, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Option Holders under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

                                    SECTION 13
                          REGISTRATION OF OPTIONED SHARES

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.

                                    SECTION 14
                             NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or precluded or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Non-Employee Directors, which the Company now has lawfully put into effect.

                                  SECTION 15
                                 EFFECTIVE DATE

     This Plan was adopted by the Board of Directors of the Company on September 18, 1998 effective at the close of business in Denver, Colorado on September 18, 1998, subject to approval of the Company's stockholders at the annual meeting thereof to be held during the calendar year 1999.

     PROXY
                                 THIS PROXY IS SOLICITED ON
                              BEHALF OF THE BOARD OF DIRECTORS
Prima Energy Corporation The undersigned hereby appoints Richard H. Lewis,
1801 Broadway, Suite 500 Sandra J. Irlando and G. Walter Lunsford as Proxies, or
Denver, Colorado 80202   any one of them, each with the power to appoint his or
                         her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Prima Energy Corporation held of record by the undersigned on April 16, 1999, at the Annual
                         Meeting of Stockholders to be held on May 19, 1999, or any adjournment thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof.

1. ELECTION OF CLASS II DIRECTORS:
  / / FOR Robert E. Childress,      / / WITHHOLD AUTHORITY to vote for Robert E.
      nominee as Class II Director      Childress, nominee as Class II Director.

  / / FOR Douglas J. Guion,         / / WITHHOLD AUTHORITY to vote for Douglas
      nominee as Class II Director      J. Guion, nominee as Class II Director.

2. PROPOSAL TO APPROVE THE ADOPTION OF THE PRIMA ENERGY CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

               / / FOR         / / AGAINST          / / ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF PRIMA ENERGY CORPORATION FOR FISCAL 1999.

               / / FOR         / / AGAINST          / / ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED                             1999
     ----------------------------


--------------------------------------       -----------------------------------
PLEASE MARK, SIGN, DATE AND RETURN           Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

--------------------------------------       -----------------------------------
                                             Signature, if held jointly